Exhibit 10.1

Contract

The agreement is made on this day 02/20/2016.

Between Gabbit Corp. “Service Provider”
And EcoFur&Ris, LLC “Customer”

1. Subject of contract

1.1. The Service Provider undertakes to render to the Customer a package of services (hereinafter referred to as “Touristic Product” or “Tour”) specified in p. 1.2 of this Contract in accordance with Request (Order) of the Customer in written form sent to them by facsimile or e-mail in exchange for payment established in the Contract.

1.2. The Touristic Product provided under this Contract shall include following services:

Number of people	5
Tour package	3 Day’s Snowboard Extreme Tour
Accommodation	Tents (at the expense of Customer)
Date of arrival	April 1, 2016
Date of departure	April 4, 2016
Meal	At the expense of Customer
Extra services	N/A

2. Cost and payment

2.1. Cost of the ordered Touristic Product makes $5,000 dollars (equivalent of 4,492.36 euros as to the date of making the Contract).

2.2. The payable amount is established in accordance with prices of the Service Provider.

2.3. 50% of prepayment shall be made by cash or transferred to the account of the Service Provider within 5 (five) banking days after this Contract is signed. If the payment is made unduly, the Contract shall be considered aborted.

2.4. The last 50% of the contract cost shall be made by cash or transferred to the account of the Service Provider within 10 (ten) banking days after the date of departure.

2.5. If the Service Provider fails to render the Tour to the Customer he is entitled to provide them with the equal Tour or to refund the payment.

3. Rights and obligation of parties

3.1. The Service Provider hereby undertakes:

- To render the Customer the tourist services under this Contract;

- To inform the Customer in advance about: A) minimum number of tourists in group, terms of cancellation of the trip in connection with insufficient size of the group, cost of tourist services and payment conditions; B) general requirements to all necessary documents (passport), entry/exit visas, time of processing of the documents; C) medical warnings against the trip, including contraindications in case of some diseases, physical conditions or disadvantages, age of tourists; D)  the Service Provider’s location, mailing address, registration, certificates and other information according to consumer protection laws; E) upon request of the Customer provide the additional information concerning the program of Tour;  important information provided by codes and rules on transport (if transportation is provided as part of the tourist services package); places of accommodation (their location, rules of temporary stay); local customs, historical, cultural and natural monuments and other sights which are under special protection, as well as environmental, sanitary and epidemiological conditions; rules of entry to the country of temporary residence and staying there; date and time of the beginning and termination of tourist services and its duration; insurance company which insures against risks connected with rendering of tourist services;

3.2. The Customer hereby undertakes:

- To make payments for the Tour in proper time in pursuance of p. 2.3 and 2.4. of the Contract;

- To provide the Service Provider with correct information about facts of violence of laws by the Customer and/or persons who are traveling with them, if this facts took place in the past;

- To meet requirements of the current laws on border-crossing, rules of staying in the country of temporary stay, customs and traditions of the local population, custom requirements and rules of entry/exit from the country of temporary stay;

- In case of cancellation of the Contract prior to the trip, to cover actual expenses of the Service Provider;

- To compensate to the Service Provider cost of all damages caused by Customer’s illegal actions or those of persons who are traveling with them;

3.4 When the minimum number of tourists in the group occurs to be insufficient for undertaking the Tour, the Service provider shall be entitled to cancel the Contract with no indemnification provided that the Customers notified about his decision at least 20 days prior to beginning of the tour. Then, the booking expenses and the cancellation fee shall not be imposed on the Customer.

4. Validity and termination

4.1. The Contract comes into force from the moment of its signature by the Parties.

4.2. The Contract shall be considered terminated when its provisions are fully executed by the Parties and by their mutual agreement.

5. Addresses and other information

Service Provider:	Customer:

Gabbit Corp.	EcoFur&Ris, LLC.

Signature	Signature

/s/ Vladimir Karelin	/s/ Jorgen Schwitz